Exhibit 10.1

LOAN AGREEMENT

This Loan Agreement (this “Agreement”) is entered into as of March 17, 2026 (the “Effective Date”),

BY AND BETWEEN

Good Mood Studio Inc.,

a company duly organized and existing under the laws of California

(“Lender”),

AND

Vestand Inc.,

a corporation duly incorporated and existing under the laws of the State of Delaware
(“Borrower”).

Lender and Borrower may be referred to individually as a “Party” and collectively as the “Parties.”

1. LOAN AMOUNT AND DISBURSEMENT

1.1 Loan Amount

Lender agrees to lend to Borrower, and Borrower agrees to borrow from Lender, the principal amount of Two Hundred Thousand U.S. Dollars (USD $200,000) (the “Loan”).

1.2 Disbursement Date

The Loan shall be disbursed on March 17, 2026, by wire transfer or other immediately available funds to an account designated by Borrower.

1.3 Interest Commencement Date

Interest shall accrue from the date the Loan is actually disbursed to Borrower.

2. INTEREST

2.1 Interest Rate

The Loan shall bear interest at a rate of sixteen percent (16%) per annum, calculated on a simple interest basis.

2.2 Interest Calculation

Interest shall be calculated on the basis of the actual number of days elapsed over a 365-day year.

2.3 Payment of Interest

All accrued interest shall be payable together with the repayment of the principal.

3. MATURITY AND REPAYMENT

3.1 Maturity Date

Borrower shall repay the Loan in full, together with all accrued interest, no later than six (6) months from the disbursement date, which shall be September 16, 2026 (the “Maturity Date”).

3.2 Method of Repayment

Repayment shall be made in immediately available U.S. Dollars to an account designated by Lender.

3.3 Prepayment

Borrower may prepay all or any portion of the Loan at any time prior to the Maturity Date without penalty.

In the event of prepayment, interest shall accrue only up to the actual date of repayment.

4. USE OF PROCEEDS

Borrower shall use the Loan solely for general corporate and operating purposes.

5. EVENTS OF DEFAULT

Each of the following shall constitute an Event of Default:

1.	Failure by Borrower to pay any principal or interest when due

2.	Borrower becomes insolvent or unable to pay its debts as they become due

3.	Commencement of bankruptcy, insolvency, liquidation, or similar proceedings by or against Borrower

4.	Material breach of this Agreement by Borrower

Upon the occurrence of an Event of Default, Lender may declare all outstanding amounts immediately due and payable without further notice.

6. SECURITY

6.1 Collateral

As security for the full and timely repayment of the Loan, including principal, interest, and any other obligations under this Agreement, the Loan shall be secured by one hundred percent (100%) of the equity interest in Vestand Korea Co., Ltd. owned by Borrower, including all rights, dividends, distributions, and proceeds related thereto (the “Collateral”).

6.2 No Further Encumbrance

Borrower shall not pledge, assign, transfer, or otherwise encumber the Collateral without the prior written consent of Lender.

6.3 Remedies Upon Default

Upon the occurrence of an Event of Default, Lender shall have the right, without further notice:

(a) to take ownership of the Collateral;
(b) to sell, transfer, or otherwise dispose of the Collateral;
(c) to exercise all voting and economic rights associated with the Collateral;

and apply the proceeds thereof toward the repayment of the Loan.

6.4 Protection of Rights

Borrower agrees that Lender may take any actions reasonably necessary to protect its rights in the Collateral.

7. DEFAULT INTEREST

Any overdue amount shall bear interest at a rate of eighteen percent (18%) per annum from the due date until paid in full.

8. ASSIGNMENT

Borrower may not assign or transfer this Agreement or any of its obligations hereunder without the prior written consent of Lender.

9. GOVERNING LAW AND JURISDICTION

This Agreement shall be governed by and construed in accordance with the laws of the State of California, without regard to conflict of laws principles.

Any legal action or proceeding arising out of or relating to this Agreement shall be brought exclusively in the state or federal courts located in Orange County, California.

10. MISCELLANEOUS

10.1 Entire Agreement

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof.

10.2 Amendments

Any amendment or modification of this Agreement shall be in writing and signed by both Parties.

10.3 Counterparts; Electronic Signatures

This Agreement may be executed in counterparts and by electronic signatures, each of which shall be deemed an original.

10.4 Arm’s Length Transaction

The Parties acknowledge and agree that this Agreement has been negotiated and entered into on an arm’s length basis. Each Party confirms that the terms and conditions of this Agreement are fair and reasonable and are comparable to those that would be agreed upon between independent parties in similar circumstances.

Each Party further represents that it has had the opportunity to consult with its own legal and financial advisors prior to entering into this Agreement.

10.5 Corporate Purpose

Borrower represents and warrants that the Loan is being obtained for legitimate corporate purposes and in the ordinary course of its business operations.

10.6 Compliance with Laws

Each Party represents and warrants that the execution and performance of this Agreement does not violate any applicable laws, regulations, corporate governance rules, or contractual obligations applicable to such Party.

Each Party further represents that the transactions contemplated herein are lawful and conducted in compliance with all applicable laws and regulations.

10.7 Independent Decision

Each Party confirms that it has independently evaluated this transaction and has entered into this Agreement based on its own business judgment and decision.

10.8 No Control Relationship

Nothing in this Agreement shall be deemed to create any partnership, joint venture, or control relationship between the Parties.

11. SIGNATURES

IN WITNESS WHEREOF, the Parties have executed this Agreement as of the Effective Date first written above.

LENDER

Good Mood Studio Inc.

By:	/s/ Kyungjun Lee
Name:	Kyungjun Lee
Title:	CEO
Date:	March 17, 2026

BORROWER

VESTAND INC.

By:	/s/ Ji Won Kim
Name:	Ji Won Kim
Title:	CEO
Date:	March 17, 2026